Filed Pursuant to Rule 424(b)(3)

Registration No. 333-168129

CNL HEALTHCARE PROPERTIES, INC.

STICKER SUPPLEMENT DATED DECEMBER 18, 2013

TO PROSPECTUS DATED APRIL 17, 2013

This sticker supplement is part of, and should be read in conjunction with our prospectus dated April 17, 2013, the Sticker Supplements dated March 28, 2013, October 17, 2013, November 15, 2013, December 10, 2013 and December 12, 2013, and Supplement No. 1 dated September 18, 2013. Capitalized and other terms used herein without definition have the meanings ascribed to them in the prospectus.

The information contained herein is presented as of December 18, 2013.

This sticker supplement is being filed to correct an error in the sticker supplement dated December 12, 2013 in which the monthly stock dividend was inadvertently provided on an annual basis, instead of a monthly basis.

In the sections of the prospectus entitled “PROSPECTUS SUMMARY — Recent Developments — Distribution Policy,” PROSPECTUS SUMMARY — Our Distribution Policy”, and “DISTRIBUTION POLICY” references to a monthly stock distribution of 0.03000 shares of common stock are hereby replaced with 0.0025000 shares of common stock.